SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2003

JB Oxford Holdings, Inc.

(Exact name of registrant as specified in its charter)

UTAH (State or other jurisdiction of incorporation)	0-16240 (Commission File Number)	95-4099866 (IRS Employer Identification No.)

9665 Wilshire Blvd., Suite 300
Beverly Hills, California 90212

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 777-8888

Item 5.	Other Events and Regulation FD Disclosure

     On February 13, 2003, JB Oxford Holdings, Inc. (the “Company”) announced that it had entered into a Note Extension Agreement whereby the maturity dates of its $3,418,695.59 Senior Secured Convertible Note and its $2,000,000 Secured Convertible Note, both held by Third Capital Partners, LLC, were extended for an additional year to December 31, 2003. As consideration for the extension, and to reflect the effect of the reverse split which occurred in October 2002, the conversion rate on the Notes was adjusted to $2.67 per share, which was the closing price of the Company’s common stock on the Nasdaq SmallCap Market on December 31, 2002. Under the adjusted conversion rate, the Notes are convertible into 2,029,474 shares of common stock. A copy of the Note Extension Agreement, which is incorporated by reference herein and made a part hereof, is filed with this Current Report on Form 8-K as Exhibit 4.1. A copy of the press release announcing the extension of the maturity dates of the notes is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

	(a)	Exhibits.

Exhibit
Number	Exhibit Description

4.1	Note Extension Agreement
99.1	Press Release, dated February 13, 2003.

SIGNATURE
Note Extension Agreement
February 13, 2003 Press Release

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

JB OXFORD HOLDINGS, INC.

By:	/s/ James G. Lewis James G. Lewis, President

Dated: February 13, 2003